UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 26, 2016
(Date of Report - date of earliest event reported)

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34949 (Commission File Number)	98-0597776 (I.R.S. Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia, Canada (Address of Principal Executive Offices)		V5J 5J8 (Zip Code)

(604) 419-3200
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2016, Arbutus Biopharma Corporation (the "Corporation") received notice from Mr. Frank Karbe, a director of the Corporation, that he resigned as of September 22, 2016 from the audit committee of the board of directors of the Corporation because he had ceased to be an independent director within the meaning of the audit committee rules of the Nasdaq Stock Market.  As a result of Mr. Karbe's resignation, the audit committee of the Corporation has only two members.  Mr. Karbe remains on the board of directors of the Corporation.

On September 26, 2016, the Corporation received notice from the Nasdaq Stock Market that because the Corporation's audit committee currently consists of only two members, the Corporation is not currently in compliance with Nasdaq's audit committee requirements set forth in Nasdaq Listing Rule 5605.

Pursuant to Nasdaq Listing Rule 5605(c)(4), the Corporation is entitled to a cure period to regain compliance, which cure period will expire upon the earlier of the Corporation's next annual shareholders' meeting or September 22, 2017.

The Corporation has begun a search to find a qualified candidate to serve on its audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 28, 2016

ARBUTUS BIOPHARMA CORPORATION

By:          /s/ Bruce Cousins____________________
Name:	Bruce Cousins
Title:	Executive Vice President & Chief Financial Officer